Exhibit 10.45
EXECUTION COPY
LOAN AGREEMENT
dated as of
March 31, 2006
among
NETWORK APPLIANCE GLOBAL LTD., as the Borrower
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent

J.P. MORGAN SECURITIES INC.,
as Sole Bookrunner and Sole Lead Arranger

		Page
SECTION 9.11.	Headings	60
SECTION 9.12.	Confidentiality	60
SECTION 9.13.	USA PATRIOT Act	61

EXHIBITS:
Exhibit A	— Form of Assignment and Assumption
Exhibit B-1	— Form of Opinion of Borrower’s Bermuda Counsel
Exhibit B-2	— Form of Opinion of Loan Parties’ U.S. Counsel
Exhibit B-3	— Form of Opinion of Loan Parties’ Dutch Counsel
Exhibit B-4	— Form of Opinion of Loan Parties’ Cyprus Counsel
Exhibit C	— List of Closing Documents
Exhibit D	— Form of Subsidiary Guaranty
Exhibit E	— Form of Pledge Agreement
Exhibit F	— Form of Control Agreement
Exhibit G	— Margin Requirements
Exhibit H	— Form of Compliance Certificate
 iii

          LOAN AGREEMENT dated as of March 31, 2006, among NETWORK APPLIANCE GLOBAL LTD., as the Borrower, the LENDERS party hereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent.
          The parties hereto agree as follows:
ARTICLE I
Definitions
          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
          “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
          “Administrative Agent” means JPMorgan Chase Bank, National Association, in its capacity as administrative agent for the Lenders hereunder.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affected Foreign Subsidiary” means any Subsidiary to the extent such Subsidiary acting as a Subsidiary Guarantor would be prohibited by applicable law.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
          “Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined at any time based upon the percentage obtained by dividing such Lender’s Term Loan Exposure by the sum of the outstanding principal amount of all Loans.

          “Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, 0.125% in the case of Eurodollar Tranche A Term Loans, 0% in the case of ABR Tranche A Term Loans and, in the case of Tranche B Term Loans, the applicable rate per annum set forth below under the caption “Tranche B Term Loans ABR Spread” or “Tranche B Term Loans Eurodollar Spread”, as the case may be, based upon the Leverage Ratio as reflected in the then most recently delivered Financials:

		Tranche B Term
		Loans Eurodollar	Tranche B Term
Pricing Level	Leverage Ratio	Spread	Loans ABR Spread
I	≥ 2.25 to 1.0	1.125%	0.125%

II	<2.25 to 1.0 but ≥ 2.0 to 1.0	0.875%	0%

III	< 2.0 to 1.0 but ≥ 1.5 to 1.0	0.625%	0%

IV	< 1.5 to 1.0	0.500%	0%
          For purposes of the foregoing,
     (i) if at any time the Borrower fails to deliver the Financials required under Section 5.01(a) or 5.01(b) on or before the date such Financials are due, Pricing Level I shall be deemed applicable for the period commencing five (5) Business Days after such required date of delivery and ending on the date on which such Financials are actually delivered, after which the Pricing Level shall be determined in accordance with the table above as applicable;
     (ii) adjustments, if any, to the Pricing Level then in effect shall be effective on the date the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Pricing Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and
     (iii) each determination of the Applicable Rate made by the Administrative Agent in accordance with the foregoing shall, if reasonably determined, be conclusive and binding on the Borrower and each Lender.
          Notwithstanding the foregoing, Pricing Level III shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the fiscal year ended April 28, 2006 and adjustments to the Pricing Level then in effect shall thereafter be effected in accordance with the preceding provisions.
          “Approved Fund” has the meaning assigned to such term in Section 9.04.

          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
          “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrower” means Network Appliance Global Ltd., an exempted company incorporated with limited liability under the laws of Bermuda.
          “Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
          “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
          “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; (c) the Parent ceasing to own 100% of the issued and outstanding Equity Interests of the Borrower or (d) the Borrower ceasing to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of each Subsidiary Guarantor (excluding directors’ qualifying shares as required by law).
          “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive

(whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
          “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Term Loans or Tranche B Term Loans.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral” means all assets upon which a security interest or Lien is from time to time granted to the Administrative Agent, for the benefit of the relevant Holders of Secured Obligations, under any of the Collateral Documents or under any of the other Loan Documents.
          “Collateral Documents” means the Pledge Agreement, the Control Agreement, the Dutch Pledge Agreement and all agreements, instruments and documents executed in connection with this Agreement pursuant to which the Administrative Agent is granted a security interest in the Collateral, including, without limitation, all security agreements, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Borrower or any of its Subsidiaries and delivered to the Administrative Agent or any of the Lenders in connection with this Agreement, together with all agreements and documents referred to therein or contemplated thereby.
          “Commissionaires” means the Subsidiaries and Affiliates of the Dutch Pledgor party to commissionaire agreements with the Dutch Pledgor pursuant to which such Subsidiaries or Affiliates agree to act as commissionaires for the Dutch Pledgor.
          “Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans and/or Tranche B Term B Loans hereunder on the Effective Date. The amount of each Lender’s Commitment is set forth on Schedule 2.01. The aggregate amount of the Lenders’ Commitments is $300,000,000. After advancing the Loans on the Effective Date, each reference to a Lender’s Commitment shall refer to that Lender’s Applicable Percentage of the Loans.
          “Consolidated EBITDA” means, with reference to any period, the sum of the following: (a) Consolidated Net Income for such period, plus (b) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) expense for taxes paid or accrued during such period, (iii) all amounts attributable to depreciation and amortization during such period, (v) extraordinary non-cash charges incurred other than in the ordinary course of business during such period, and (vi) nonrecurring extraordinary non-cash restructuring charges, minus (c) without duplication and to the extent included in determining such Consolidated Net Income, extraordinary non-cash gains realized other than in the ordinary course of business; all calculated for the Borrower and its Subsidiaries in accordance with GAAP on a consolidated basis.
          “Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period with respect to (a) all outstanding Indebtedness of the Borrower and its Subsidiaries allocable to such period in accordance with GAAP and (b) Swap Agreements (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP).
          “Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period.
          “Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.
          “Consolidated Total Indebtedness” means, at any time, the aggregate Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Control Agreement” means the Tri-Party Control Agreement of even date herewith in the form of Exhibit F by and among the Borrower, the Administrative Agent and J.P. Morgan Securities Inc. (as amended, restated, supplemented or otherwise modified from time to time).
          “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          “Determination Date” shall mean (i) so long as no Event of Default has occurred and is continuing, the last Business Day of each successive two week period, beginning on April 10, 2006 and (ii) if an Event of Default has occurred and is continuing, any date as the Administrative Agent may elect in its sole discretion.
          “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06 to the Disclosure Letter.
          “Disclosure Letter” means the disclosure letter from the Borrower dated as of the date hereof, as amended or supplemented from time to time by the Borrower with the written consent of the Administrative Agent, delivered to the Administrative Agent for the benefit of the Lenders.
          “dollars” or “$” refers to lawful money of the United States of America.

          “Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.
          “Dutch Pledge Agreement” means the Dutch Pledge of Receivables of even date herewith by the Dutch Pledgor in favor of the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time).
          “Dutch Pledgor” means Network Appliance B.V., a company organized under the laws of the Netherlands.
          “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
          “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or notices issued or promulgated by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to employee health and safety matters.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (1) with respect to the Parent and any Domestic Subsidiary, (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the

Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA and (2) with respect to the Borrower and any Foreign Subsidiary that is a Loan Party, (a) the occurrence of an event which is comparable to any of the events described in the foregoing clause (1) in respect of such Person or the Foreign Benefit Plan or Foreign Pension Plan of such Person, (b) the institution by the relevant Governmental Authority of proceedings to terminate or appoint a trustee to administer any Foreign Benefit Plan or Foreign Pension Plan in respect of such Person; (c) any event or condition which might constitute grounds for the termination of, or the appointment of a trustee to administer, any Foreign Benefit Plan or Foreign Pension Plan of such Person; or (d) the partial or complete withdrawal of the Parent or any of its ERISA Affiliates from any Foreign Benefit Plan or Foreign Pension Plan.
          “Eurodollar”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
          “Event of Default” has the meaning assigned to such term in Article VII.
          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, franchise or similar taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller, or member of the board of directors, of the Borrower.
          “Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Borrower or Parent, as applicable, required to be delivered pursuant to Section 5.01(a) or 5.01(b).
          “Foreign Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Parent or any of its ERISA Affiliates, but which is not covered by ERISA pursuant to Section 4(b)(4) of ERISA.
          “Foreign Lender” means any Lender that is incorporated or organized under the laws of a jurisdiction other than (a) Bermuda or (b) the United States of America, any State thereof or the District of Columbia.
          “Foreign Pension Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA) which (i) is maintained or contributed to for the benefit of employees of the Parent or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) thereof and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.
          “Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
          “GAAP” means generally accepted accounting principles in the United States of America.
          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term

Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, friable asbestos, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Holders of Secured Obligations” means the holders of the Secured Obligations from time to time and shall include (i) each Lender in respect of its Loans, (ii) the Administrative Agent and the Lenders in respect of all other present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with the Loan Agreement or any other Loan Document, (iii) each Lender and affiliate of such Lender in respect of Swap Agreements entered into with such Person by the the Borrower or any Subsidiary, (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.
          “Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are paid or payable, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) the Net Mark-to-Market Exposure of all Swap Obligations of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
          “Indemnified Taxes” means Taxes other than (i) Excluded Taxes and (ii) Other Taxes.

          “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.
          “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
          “Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, or such other period as is requested by the Borrower and is acceptable to each Lender; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
          “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
          “Leverage Ratio” means the ratio, determined as of the end of each fiscal quarter of the Borrower, of Consolidated Total Indebtedness as of the end of such fiscal quarter to Consolidated EBITDA for the period of 4 consecutive fiscal quarters ending with the end of such fiscal quarter.
          “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or other security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
          “Liquid Investments” means cash and other Permitted Investments reasonably satisfactory to the Administrative Agent.
          “Liquidity Ratio” means the ratio, determined as of the end of each fiscal quarter of the Borrower, of (i) current assets minus the aggregate amount of cash and other investments subject to any Lien (including without limitation Liens created under the Collateral Documents) minus the aggregate amount of inventory minus the aggregate amount of intercompany accounts receivable due and owing from any Subsidiary or Affiliate, in each case determined as of the end of such fiscal quarter on a consolidated basis for the Borrower in accordance with GAAP to (ii) current liabilities minus the aggregate amount of intercompany accounts payable due and owing to any Subsidiary or Affiliate minus the aggregate amount of any deferred revenue, in each case determined as of the end of such fiscal quarter on a consolidated basis for the Borrower in accordance with GAAP.
          “Loans” means the Tranche A Term Loans and the Tranche B Term Loans.
          “Loan Documents” means this Agreement, the Subsidiary Guaranty, the Collateral Documents, any promissory notes executed and delivered pursuant to Section 2.10(e) and any and all other instruments and documents executed and delivered in connection with any of the foregoing.
          “Loan Parties” means, collectively, the Borrower and the Subsidiary Guarantors.
          “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, or (b) the ability of the Borrower or any other Loan Party to perform any of its obligations under this Agreement or any other Loan Document or (c) the rights of or benefits available to the Lenders under this Agreement or any other Loan Document.
          “Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
          “Material Subsidiary” means each Subsidiary (a) which, as of the most recent fiscal quarter of the Borrower, for the period covering the then most recently ended fiscal year and the portion of the then current fiscal year ending at the end of such fiscal quarter, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than five percent (5%) of the Borrower’s Consolidated EBITDA for such period or (b) which contributed greater than five percent (5%) of the Borrower’s Consolidated Total Assets as of such date.
          “Maturity Date” means March 31, 2008.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from each Swap Agreement transaction. “Unrealized losses” means the fair market value of the cost to such Person of replacing such transaction as of the date of determination (assuming such transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such transaction as of the date of determination (assuming such transaction was to be terminated as of that date).
          “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
          “Parent” means Network Appliance, Inc., a Delaware corporation.
          “Participant” has the meaning set forth in Section 9.04.
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
          “Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by the Borrower or any Subsidiary of all or substantially all the assets of, or more than fifty percent (50%) of the Equity Interests in, a Person or division or line of business of a Person if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would arise after giving effect thereto, (b) such Person or division or line of business is engaged in the same or a similar line of business as the Borrower and the Subsidiaries or a line of business reasonably related thereto, (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 5.09 shall have been taken, (d) the Borrower and the Subsidiaries are in compliance, on a pro forma basis reasonably acceptable to the Administrative Agent after giving effect to such acquisition (without giving effect to any cost savings), with the covenants contained in Section 6.10 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower to such effect, together with all relevant financial information, statements and projections reasonably requested by the Administrative Agent and (e) in the case of an acquisition or merger involving the Borrower or a Subsidiary, the Borrower or such Subsidiary is the surviving entity of such merger and/or consolidation.
          “Permitted Encumbrances” means:
     (a) Liens imposed by law for Taxes or other governmental charges that are not yet due or are being contested in compliance with Section 5.04;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;
     (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
     (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
     (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere in any material respect with the ordinary conduct of business of the Borrower or any Subsidiary;
     (g) leases or subleases granted to other Persons and not interfering in any material respect with the business of the lessor or sublessor;
     (h) Liens arising from precautionary Uniform Commercial Code filings or similar filings relating to operating leases;
     (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection within the importation of goods;
     (j) Liens on insurance proceeds securing the premium of financed insurance proceeds;
     (k) Liens on cash collateral to secure letters of credit, bank guarantees and banker’s acceptances and Swap Agreements;
     (l) licenses of intellectual property in the ordinary course of business;

     (m) any interest or title of a lessor or sublessor under any lease of real property or personal property; and
     (n) other Liens on assets (excluding Collateral) securing Indebtedness or other obligations not prohibited hereunder in an aggregate amount not to exceed $10,000,000 at any time outstanding;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
     “Permitted Investments” means:
     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of “A-2” (or better) from S&P or “P-2” (or better) from Moody’s;
     (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or any other country which has a combined capital and surplus and undivided profits of not less than $500,000,000;
     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
     (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 to the extent such money market fund is governed thereby, (ii) are rated AA by S&P and Aa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;
     (f) investments described in Exhibit G, with a valuation percentage of greater than 0%; and
     (g) investments made pursuant to a cash management investment policy approved by the board of directors of the Person making such investment and as in effect on the Effective Date, as such policy may be amended or otherwise modified from time to time with the written consent of the Administrative Agent.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Pledge Agreement” means the Pledge Agreement of even date herewith in the form of Exhibit E and executed by the Borrower in favor of the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time).
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, National Association as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
          “Register” has the meaning set forth in Section 9.04.
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
          “Relevant Permitted Liens” means Liens permitted under clauses (a) through (m) of the definition of Permitted Encumbrances and clause (e) of Section 6.02.
          “Required Lenders” means, at any time, Lenders having Term Loan Exposures representing more than 50% of the total Term Loan Exposures at such time.
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower.
          “Sale and Leaseback Transaction” means any sale or other transfer of assets or property by any Person with the intent to lease any such asset or property as lessee.
          “S&P” means Standard & Poor’s.
          “Secured Obligations” means all indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders and the Administrative Agent, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or any Swap Agreement or in respect of any of the Loans or other instruments at any time evidencing any thereof.

          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Subordinated Indebtedness” of the Borrower or any Subsidiary means any Indebtedness of such Person the payment of which is subordinated to payment of the obligations under the Loan Documents to the written satisfaction of the Administrative Agent.
          “Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.
          “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
          “Subsidiary” means any subsidiary of the Borrower.
          “Subsidiary Guarantor” means the Dutch Pledgor, Network Appliance Holding & Manufacturing B.V., a company organized under the laws of the Netherlands, NetApp Holdings Limited, a company organized under the laws of Cyprus, each other Material Subsidiary (other than Affected Foreign Subsidiaries) and any other Subsidiary that becomes a party to a Subsidiary Guaranty (including pursuant to a joinder or supplement thereto). The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.01 hereto.
          “Subsidiary Guaranty” means that certain Guaranty dated as of the Effective Date in the form of Exhibit D (including any and all supplements thereto) and executed by each Subsidiary Guarantor, and any other guaranty agreements as are requested by the Administrative Agent and its counsel, in each case as amended, restated, supplemented or otherwise modified from time to time.

          “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
          “Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.
          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
          “Term Loan Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time.
          “Tranche A Term Loans” means the loans made by the Lenders to the Borrower pursuant to Section 2.01(a).
          “Tranche A Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans hereunder on the Effective Date. The amount of each Lender’s Tranche A Term Loan Commitment is set forth on Schedule 2.01. The aggregate amount of the Lenders’ Tranche A Term Loan Commitments is $220,000,000.
          “Tranche B Term Loans” means the loans made by the Lenders to the Borrower pursuant to Section 2.01(b).
          “Tranche B Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans hereunder on the Effective Date. The amount of each Lender’s Tranche B Term Loan Commitment is set forth on Schedule 2.01. The aggregate amount of the Lenders’ Tranche B Term Loan Commitments is $80,000,000.
          “Transactions” means the execution, delivery and performance by the applicable Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.
          “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Tranche A Term Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Tranche A Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Tranche A Term Loan Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Tranche A Term Loan Borrowing”).
          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits to this Agreement and Schedules to the Disclosure Letter and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
ARTICLE II
The Credits
          SECTION 2.01. Commitments and Loans. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Tranche A Term Loans to the Borrower on the Effective Date in an aggregate principal amount equal to such Lender’s Tranche A Term Loan Commitment. Amounts repaid in respect of Tranche A Term Loans may not be reborrowed.

          (b) Subject to the terms and conditions set forth herein, each Lender agrees to make Tranche B Term Loans to the Borrower on the Effective Date in an aggregate principal amount equal to such Lender’s Tranche B Term Loan Commitment. Amounts repaid in respect of Tranche B Term Loans may not be reborrowed.
          SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.
          (b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of seventy-five (75) Eurodollar Borrowings outstanding.
          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing other than the initial Borrowings on the Effective Date and shall not be entitled to elect to convert or continue any Borrowing as a Eurodollar Loan if the Interest Period requested with respect thereto would end after the Maturity Date.
          SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i) the aggregate amount of the requested Borrowing and whether such Borrowing is a Tranche A Term Loan Borrowing or a Tranche B Term Loan Borrowing;
(ii) the date of such Borrowing, which shall be a Business Day;
(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v) in the case of the initial Borrowings, the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
          SECTION 2.04. Repayment of Tranche A Term Loans. To the extent not previously repaid, the Borrower shall repay Tranche A Term Loans in full in cash on the Maturity Date.
          SECTION 2.05. Repayment and Amortization of Tranche B Term Loans. The Borrower shall repay Tranche B Term Loans in installments on the end of last day of each April, July, October, and January (commencing with July 31, 2006), with the amount of each such principal installment to equal $10,000,000. To the extent not previously repaid, all unpaid Tranche B Term Loans shall be paid in full in cash by the Borrower on the Maturity Date.
          SECTION 2.06. Intentionally Omitted.
          SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the Effective Date by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.
          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of the initial Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the initial Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
          SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
          (b) To make an election pursuant to this Section (an “Interest Election Request”), the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing with an Interest Period of one month’s duration unless such Interest Period would end after the Maturity Date, in which event such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued beyond its then current Interest Period as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
          SECTION 2.09. Termination of Commitments. The Commitments shall terminate on the Effective Date in accordance with Section 4.01.
          SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) To the extent not previously repaid in accordance herewith, the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.
          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be, absent manifest error, prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing without premium or penalty (but subject to Section 2.16) in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section.
          (b) If as of any Determination Date, and for any reason, the aggregate outstanding principal amount of the Tranche A Term Loans exceeds the value (on a margin-adjusted basis based on the requirements described on Exhibit G, as amended, restated, supplemented or otherwise modified from time to time by the Administrative Agent with the consent of the Borrower) of Liquid Investments of the Borrower maintained with the Administrative Agent (or an Affiliate thereof) and pledged to the Administrative Agent for the benefit of the relevant Holders of Secured Obligations pursuant to the Collateral Documents (the “Pledged Investments”), then the Borrower shall, within five (5) Business Days of the determination of such excess, make a mandatory prepayment of the Tranche A Term Loans in an amount equal to such excess. Furthermore, (i) upon the maturity of each Pledged Investment, the Borrower shall, within five (5) Business Days of such maturity, make a mandatory prepayment of the Tranche A Term Loans in an amount equal to the amount of the Pledged Investment so matured and (ii) all interest and cash dividends received by Borrower on any Pledged Investment shall be deposited in an escrow account described in the following sentence and applied as a prepayment of the Tranche A Term Loans upon the expiration of an Interest Period to be continued for a Tranche A Term Loan for which the underlying Pledged Investment is not maturing. Notwithstanding the foregoing, so long as no Default has occurred and is then continuing and at the Borrower’s option, the Administrative Agent shall hold any such prepayment to be applied to Eurodollar Loans in escrow (either (x) in an account under the sole dominion and control of the Administrative Agent or (y) in an account maintained with the Administrative Agent or an Affiliate thereof and in respect of which the Borrower has executed and delivered the Pledge Agreement and the Control Agreement or other Collateral Documents in form and substance reasonably satisfactory to the Administrative Agent) for the benefit of the Lenders and shall release such amounts upon the expiration of the Interest Periods applicable to any such Eurodollar Loans being prepaid (it being understood and agreed that interest shall continue to accrue on the Obligations until such time as such prepayments are released from escrow and applied to reduce the Obligations); provided, however, that upon the occurrence of a Default, such escrowed amounts may be applied to Eurodollar Loans without regard to the expiration of any Interest Period and the Borrower shall make all payments under Section 3.4 resulting therefrom.
          (c) The Borrower shall notify the Administrative Agent by telephone (confirmed by email to deborah.a.turner@jpmchase.com and victor.perez@jpmchase.com or such other email addresses as are specified by the Administrative Agent to the Borrower from time to time) of any prepayment hereunder (other than a mandatory prepayment in accordance with paragraph (b) of this Section) (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a

Borrowing shall be applied to the Loans included in the prepaid Borrowing, and in the case of Tranche B Term Loans, in the inverse order of maturity. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.
          SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
          (b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.
          SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
          (c) [Intentionally Omitted].
          (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
          (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
          (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
          SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
          SECTION 2.15. Increased Costs. (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or
     (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
          (c) A certificate of a Lender setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
          SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail the calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
          SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the calculation of the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.
          (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

          SECTION 2.18. Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 3:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
          (b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements under the Loan Documents, including amounts then due under the Loan Documents to the Administrative Agent from the Borrower or any other Loan Party (other than in connection with Swap Obligations), second, to pay any fees or expense reimbursements then due under the Loan Documents to the Lenders from the Borrower or any other Loan Party (other than in connection with Swap Obligations), third, to pay interest then due and payable on the relevant Loans secured by such Collateral ratably, fourth, to prepay principal on the relevant Loans secured by such Collateral ratably (with amounts applied to the relevant Loans applied to installments of such Loans in inverse order of maturity), fifth, to payment of any amounts owing with respect to Swap Obligations, and sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by any Loan Party. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.
          (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
          (d) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
          (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          (f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
          SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
          SECTION 2.20. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Loan Party hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Loan Party in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Lender or the Administrative Agent, as the case may be, in the specified currency, each Loan Party party hereto agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

ARTICLE III
Representations and Warranties
The Borrower represents and warrants to the Lenders that:
          SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly incorporated or organized, validly existing and in good standing (to the extent such concept applies to such entity) under the laws of the jurisdiction of its incorporation or organization, as the case may be, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Schedule 3.01 to the Disclosure Letter (as supplemented from time to time) identifies each Subsidiary, if such Subsidiary is a Material Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class in its capital or other equity interests owned by the Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. All of the outstanding shares in its capital and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 3.01 to the Disclosure Letter as owned by the Borrower or another Subsidiary are owned, beneficially, legally and/or of record, by the Borrower or any Subsidiary free and clear of all Liens other than Permitted Encumbrances. Except as indicated on Schedule 3.01 to the Disclosure Letter, there are no outstanding commitments or other obligations of the Borrower or any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class in its capital or other equity interests of the Borrower or any Subsidiary.
          SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other powers and have been duly authorized by all necessary corporate and, if required, stockholder or shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, memorandum of association, by-laws or other organizational documents of the Borrower or any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, other than Liens created pursuant to the Collateral Documents.

          SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders the (i) audited consolidated financial statements of the Parent and the Dutch Pledgor as of and for the fiscal year ended 2005, reported on, in the case of the Parent, by Deloitte & Touche LLP and, in the case of the Dutch Pledgor, by Deloitte & Touche LLP, independent public accountants, respectively and (ii) the consolidated balance sheet and statements of income, stockholders equity and cash flows of the Parent, the Borrower and the Dutch Pledgor as of and for the subsequent fiscal quarters and the portion of the fiscal year ended 2006, certified by their respective chief financial officer, principal accounting officer, financial controller or corporate treasurer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent, the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
          (b) Since April 30, 2005, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.
          SECTION 3.05. Properties and Insurance. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
          (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the Borrower’s knowledge, the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.06. Litigation, Labor Matters and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.
          (b) There are no labor controversies pending against or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

          (c) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
          (d) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
          SECTION 3.07. Compliance with Laws and Agreements; No Burdensome Restrictions. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Subsidiary is party or subject to any law, regulation, rule or order, or any obligation under any agreement or instrument, that has had, or could reasonably be expected to result in, a Material Adverse Effect.
          SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.
          SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.11. Disclosure. To the extent not previously disclosed pursuant to the Parent’s filings with the Securities and Exchange Commission on or prior to the Effective Date, the Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Parent, the Borrower or any of their respective Affiliates is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the written reports, financial statements, certificates or other written information furnished by or on behalf of the Parent or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or, when taken together with the Parent’s filings with the Securities and Exchange Commission, omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information or results, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
          SECTION 3.12. No Default. No Default has occurred and is continuing.
ARTICLE IV
Conditions
          SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
     (a) The Administrative Agent (or its counsel) shall have received from (i) each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) each initial Subsidiary Guarantor either (A) a counterpart of the Subsidiary Guaranty signed on behalf of such Subsidiary Guarantor or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Subsidiary Guaranty) that such Subsidiary Guarantor has signed a counterpart of the Subsidiary Guaranty.
     (b) The Administrative Agent shall have received the favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Appleby Spurling Hunter, Wilson Sonsini Goodrich & Rosati, Kennedy Van der Laan and Chrysses Demetriades & Co, counsels for the Loan Parties, substantially in the forms of Exhibit B-1, B-2, B-3 and B-4, and covering such other matters relating to the Loan Parties, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsels to deliver such opinions.
     (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the incorporation or organization, existence and good standing of the initial Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit C.
     (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the Chief Executive Officer or a Financial Officer or a member of the board of directors of the Borrower, confirming compliance with the conditions set forth in paragraphs (f) and (g) of this Section 4.01.

     (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
     (f) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Loans.
     (g) At the time of and immediately after giving effect to such Loans, no Default shall have occurred and be continuing
The Borrowing on the Effective Date shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (f) and (g) of this Section. The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on March 31, 2006 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
ARTICLE V
Affirmative Covenants
          Until the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:
          SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
     (a) within 150 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows of the Parent and the Dutch Pledgor as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP, or other independent public accountants of recognized international standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent, the Borrower, the Dutch Pledgor and their respective consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the unaudited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows of each of the Parent, the Borrower and the Dutch Pledgor as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Borrower’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent, the Borrower and their respective consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
     (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a compliance certificate of a Financial Officer of the Borrower in the form of Exhibit H hereto (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10 and setting forth the computations necessary to determine the Applicable Rate and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
     (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;
     (e) within 15 days after the end of each calendar month, a detailed description of the Dutch Pledgor’s accounts receivable (prepared in a manner reasonably acceptable to the Administrative Agent), together with a summary specifying the name, address, other contact information and balance due for each account debtor in respect of such accounts, and any other information reasonably requested by the Administrative Agent in connection therewith, all certified by one of the Borrower’s Financial Officers or their designee, which may include Parent’s Assistant Treasurer, as presenting fairly in all material respects the description of such receivables; and
     (f) promptly following any request therefor, such other information regarding the operations, business affairs, assets and financial condition of the Parent, the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.
Reports or financial information required to be delivered pursuant to Sections 5.01(a), 5.01(b) or 5.01(d) (to the extent any such financial statements, reports, proxy statements or other materials are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so, shall be deemed to have been delivered on the date on which Borrower or Parent posts such report or provides a link thereto on the Parent’s website on the internet; provided that Borrower shall provide paper copies to the Administrative Agent of the compliance certificates required by Section 5.01(c). Notwithstanding the foregoing, the

Borrower shall provide paper copies to the Administrative Agent of the compliance certificates required by Section 5.01(c). Notwithstanding the foregoing, the Borrower shall deliver paper copies of any financial statement referred to in Section 5.01 to the Administrative Agent if the Administrative Agent requests the Borrower to furnish such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.
          SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
     (a) the occurrence of any Default;
     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and
     (c) any other development that results in a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
          SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
          SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
          SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made in all material respects and sufficient to prepare financial statements in accordance with GAAP. The Borrower will, and will cause each of its Material Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Notwithstanding the foregoing, neither the Borrower nor its Subsidiaries shall be required to disclose or discuss, or permit the inspection, examination or making of extracts of any document, book, record or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent, such Lender or their representatives is then prohibited by applicable law or any agreement binding on Borrower or its Subsidiaries or (iii) is protected from disclosure by the attorney-client privilege or the attorney work product privilege.
          SECTION 5.07. Compliance with Laws and Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including without limitation Environmental Laws), and all agreements and other contractual instruments, applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used to fund a dividend to Parent in accordance with Section 965 of the Code. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
          SECTION 5.09. Subsidiary Guaranty. As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a Subsidiary or any Subsidiary qualifies independently as, or is designated by the Borrower or the Administrative Agent as, a Subsidiary Guarantor pursuant to the definition of “Material Subsidiary”, the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall cause each such Subsidiary which also qualifies as a Subsidiary Guarantor to deliver to the Administrative Agent the Subsidiary Guaranty pursuant to which such Subsidiary agrees to be bound by the terms and provisions of thereof, such Subsidiary Guaranty to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
          SECTION 5.10. Collateral. (a) The Borrower will cause Liquid Investments of the Borrower in an aggregate amount of not less than the then outstanding principal amount of the Tranche A Term Loans (on a margin-adjusted basis based on the requirements described on Exhibit G, as amended, restated supplemented or otherwise modified from time to time by the Administrative Agent with the consent of the Borrower) to be subject at all times (subject to the 5-Business Day period for mandatory prepayment set forth in Section 2.11(b)) to first priority, perfected Liens (subject only to Relevant Permitted Liens) in favor of the Administrative Agent for the benefit of the relevant Holders of Secured Obligations to secure the Secured Obligations in respect of Tranche A Term Loans and the Secured Obligations in respect of Swap Agreements in accordance with the terms and conditions of the Collateral Documents and to take all such actions reasonably requested by the Administrative Agent in connection therewith.
     (b) The Borrower will cause the Dutch Pledgor (and, to the extent requested by the Administrative Agent after the occurrence and during the continuation of an Event of Default, the Commissionaires) to grant first priority perfected Liens, subject only to Relevant Permitted Liens, on its accounts receivable and related assets in favor of the Administrative Agent for the benefit of the relevant Holders of Secured Obligations to secure the Secured Obligations in respect of the Tranche B Term Loans and the Secured Obligations in respect of Swap Agreements in accordance with the terms and conditions of the Dutch Pledge Agreement and the other Collateral Documents and to take all such actions reasonably requested by the Administrative Agent in connection therewith. Furthermore, the Borrower will not permit the Dutch Pledgor, any of the Dutch Pledgor’s Subsidiaries and the Commissionaires to amend or otherwise modify (in any respect materially adverse to such Holders of Secured Obligations or the liens granted to the Administrative Agent in connection with such accounts receivable and related assets) the systems, structure and process (as in effect on, and disclosed to the Administrative Agent prior to, the Effective Date) applicable to the origination and collection of such accounts and related assets of the Dutch Pledgor, such Subsidiaries and such Commissionaires. This clause (b) shall cease to apply upon the repayment in full in cash of the Secured Obligations in respect of the Tranche B Term Loans.
     (c) The Borrower further agrees to deliver, and (so long as the Secured Obligations in respect of the Tranche B Term Loans are not repaid in full in cash) cause (i) its applicable Material Subsidiaries and (ii) in the event an Event of Default has occurred and is continuing, the Commissionaires to deliver, in each case to the Administrative Agent all such Collateral Documents as are requested by the Administrative Agent, together with appropriate corporate resolutions and other corporate documentation (including, to the extent requested by the Administrative Agent, legal opinions and such other documents as shall be reasonably requested to perfect the Liens under the Collateral Documents) in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel, and in a manner that the Administrative Agent shall be reasonably satisfied that the Administrative Agent has a first priority perfected pledge of or charge over the Collateral related thereto, subject only to Relevant Permitted Liens.
ARTICLE VI
Negative Covenants
          Until the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:
          SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
     (a) the Secured Obligations and any other Indebtedness created under the Loan Documents;

     (b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 to the Disclosure Letter and extensions, renewals and replacements of any such Indebtedness that do not increase the then outstanding principal amount thereof;
     (c) Indebtedness of (i) any Loan Party to any other Loan Party, (ii) any Subsidiary to any Loan Party, (iii) any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party and (iv) any Loan Party to any Subsidiary that is not a Loan Party, if permitted under Section 6.04(d);
     (d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;
     (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvements of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets (and additions, accessions, parts, improvement and attachments thereto and the proceeds thereof) prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the then outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $25,000,000 at any time outstanding; and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;
     (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $10,000,000 at any time outstanding and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;
     (g) Indebtedness of the Borrower or any Subsidiary as an account party in respect of letters of credit, bank guarantees and bankers’ acceptances;
     (h) Subordinated Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;
     (i) Indebtedness in respect of Swap Agreements permitted under Section 6.05; and
     (j) other Indebtedness in an aggregate principal amount not exceeding $20,000,000 at any time outstanding.
          SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
     (a) Permitted Encumbrances;
     (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02 to the Disclosure Letter; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (d) Liens on fixed or capital assets (and additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;
     (e) customary bankers’ Liens and rights of setoff arising by operation of law or contract and incurred on deposits made in the ordinary course of business; and
     (f) Liens created under the Collateral Documents.
          SECTION 6.03. Fundamental Changes and Sales of Assets. (a) The Borrower will not, and will not permit any Subsidiary to, merge into, consolidate with, or otherwise be acquired by, any other Person, or permit any other Person to merge into, consolidate with, or otherwise be acquired by, it, or sell, transfer, lease or otherwise dispose (including pursuant to a Sale and Leaseback Transaction) of (in one transaction or in a series of transactions) any of its assets (other than (1) sales, leases, transfers or other dispositions of inventory in the ordinary course of business, (2) sales or dispositions of obsolete, damaged or worn-out or surplus equipment disposed of in the ordinary course of business, (3) non-exclusive licenses of intellectual property, (4) the granting of Liens permitted under Section 6.02, (5) the surrender or waiver of litigation rights or settlement, release or surrender of tort or other litigation claims of any kind, and (6) dispositions of cash and cash equivalents), or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or here-after acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) the Borrower and its Subsidiaries may enter into and consummate Permitted Acquisitions, (ii) any Subsidiary may merge into a Loan Party in a transaction in which the surviving entity is such Loan Party (provided that any such merger involving the Borrower must result in the Borrower as the surviving entity), (iii) any wholly owned Subsidiary may merge into or consolidate with any wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no Person other than the Borrower or a wholly owned Subsidiary receives any consideration, provided that if any such merger described in this clause (iii) shall involve a Loan Party, the surviving entity of such merger shall be a Loan Party, (iv) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to a Loan Party or any wholly owned Subsidiary pursuant to a transaction not otherwise prohibited under this Agreement, (v) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (vi) the Borrower or any Subsidiary may otherwise sell, transfer, lease or dispose (including pursuant to a Sale and Leaseback Transaction) of its assets (other than all or substantially all of the assets of the Dutch Pledgor) so long as the assets sold or disposed by the Borrower and its Subsidiaries in any fiscal year do not exceed, in the aggregate, $20,000,000.
          (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
          (c) The Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year to end on a day other than as such fiscal year end is currently determined or change the Borrower’s method of determining fiscal quarters.
          SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
          (a) Permitted Investments;
          (b) Permitted Acquisitions;
          (c) investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries;

          (d) investments, loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary (provided that (A) not more than an aggregate of $10,000,000 in investments, loans, advances or capital contributions (other than payments of commissions to Commissionaires) may be made and remain outstanding, during the term of this Agreement, by Loan Parties to Persons which are not Loan Parties, (B) not more than an aggregate of $50,000,000 in payments of commissions may be outstanding at any time during the term of this Agreement by Loan Parties to Commissionaires and (C) payments to Commissionaires for value added taxes owed by such Commissionaire for receivables transferred to the Dutch Pledgor may be made);
          (e) Guarantees constituting Indebtedness permitted by Section 6.01;
          (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
          (g) receivables owing to the Borrower or a Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Borrower or any such Subsidiary deems reasonable under the circumstances;
          (h) investments consisting of Equity Interests, obligations, securities or other property received in settlement of delinquent accounts in the ordinary course of business and owing to the Borrower or any Subsidiary or in satisfaction of judgments;
          (i) investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
          (j) loans or advances to employees made in the ordinary course of business of the Borrower or a Subsidiary not exceeding $2,000,000 in the aggregate outstanding at any one time;
          (k) Guarantees by the Borrower and the Subsidiaries of leases entered into by any Subsidiary as lessee;
          (l) investments in the form of Swap Agreements permitted under Section 6.05;
          (m) investments consisting of deposit and securities accounts maintained in the ordinary course of business;
          (n) investments acquired by Borrower or any of its Subsidiaries (i) in exchange for any other investment held by Borrower or such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such investment, or (ii) as a result of a foreclosure by Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;
          (o) Indebtedness permitted under Section 6.01(c)(i), (ii) or (iii); and

          (p) other investments in an aggregate amount, as valued at the time each such investment is made, not exceeding $15,000,000 in the aggregate for all such investments made from and after the Effective Date.
          SECTION 6.05. Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests or Subordinated Indebtedness of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.
          SECTION 6.06. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its capital stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for current or former management, directors or employees of the Borrower and its Subsidiaries and (d) Borrower may declare and pay the dividend contemplated by Section 5.08.
          SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.06, any Indebtedness permitted by Section 6.01 and any investment permitted by Section 6.04, (d) to pay customary fees and reimburse out-of-pocket expenses of directors or (e) as set forth on the Disclosure Letter.
          SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 to the Disclosure Letter (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of assets or of a Subsidiary pending such sale, provided such restrictions and conditions apply only to such assets or such Subsidiary that are to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses, joint venture agreements and other agreements entered into in the ordinary course of business restricting the assignment thereof.
          SECTION 6.09. Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness or any Indebtedness from time to time outstanding under the Subordinated Indebtedness Documents. Furthermore, the Borrower will not, and will not permit any Subsidiary to, amend the Subordinated Indebtedness Documents or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Subordinated Indebtedness Documents (or any replacements, substitutions, extensions or renewals thereof) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:
     (a) increases the overall principal amount of any such Indebtedness or increases the amount of any single scheduled installment of principal or interest;
     (b) shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions;
     (c) shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness;
     (d) increases the rate of interest accruing on such Indebtedness;
     (e) provides for the payment of additional fees or increases existing fees;
     (f) amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Borrower or any Subsidiary from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Borrower or such Subsidiary or which is otherwise materially adverse to the Borrower, any Subsidiary and/or the Lenders or, in the case of any such covenant, which places material additional restrictions on the Borrower or such Subsidiary or which requires the Borrower or such Subsidiary to comply with more restrictive financial ratios or which requires the Borrower to better its financial performance, in each case from that set forth in the existing applicable covenants in the Subordinated Indebtedness Documents or the applicable covenants in this Agreement; or
     (g) amends, modifies or adds any affirmative covenant in a manner which (i) when taken as a whole, is materially adverse to the Borrower, any Subsidiary and/or the Lenders or (ii) is more onerous than the existing applicable covenant in the Subordinated Indebtedness Documents or the applicable covenant in this Agreement.
          SECTION 6.10. Financial Covenants.

     (a) The Borrower will not permit the Liquidity Ratio to be less than 1.0 to 1.0.
     (b) The Borrower will not permit the Leverage Ratio to be greater than 2.5 to 1.0; provided that this Section 6.10(b) shall cease to apply upon the repayment in full in cash of the Tranche B Term Loans.
ARTICLE VII
Events of Default
     If any of the following events (“Events of Default”) shall occur:
     (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
     (c) any written representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any written report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
     (d) (i) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Borrower’s existence), 5.08, 5.09 or 5.10 or in Article VI or (ii) any Loan Document shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or the Borrower or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document or any of its obligations thereunder or any Lien in favor of the Administrative Agent under the Loan Documents shall not have the priority contemplated by the Loan Documents, subject to Relevant Permitted Liens;
     (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Lenders);
     (f) the Borrower or any Subsidiary shall fail to make any payment of principal or interest in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period;

     (g) with respect to any Material Indebtedness, any event or condition occurs that results in such Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent, the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (i) the Parent, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
     (j) the Parent, the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
     (k) one or more judgments for the payment of money in an aggregate amount in excess of $40,000,000 (to the extent not covered by a creditworthy insurer) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor holding a judgment in excess of $40,000,000 to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;
     (l) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or
     (m) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Parent or the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take the following actions, at the same or different times: declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Parent or the Borrower described in clause (h) or (i) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Secured Obligations accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the Uniform Commercial Code (as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests under any of the Collateral Documents) and the Netherlands Civil Code.
ARTICLE VIII
The Administrative Agent
          Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent..
          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for one or more of the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.

Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
          None of the Lenders, if any, identified in this Agreement as a Syndication Agent or Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Syndication Agent or Co-Documentation Agents, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.
          Except with respect to the exercise of setoff rights of any Lender, in accordance with Section 9.08, the proceeds of which are applied in accordance with this Agreement, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, with the consent of the Administrative Agent.
          The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
          In its capacity, the Administrative Agent is a “representative” of the Holders of Secured Obligations within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Holder of Secured Obligations (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the relevant Holders of Secured Obligations upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the relevant Holders of Secured Obligations any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the relevant Holders of Secured Obligations. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Secured Obligations (other than contingent indemnity obligations and Secured Obligations in respect of Swap Agreements) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five Business Days’ prior written request by the Borrower to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the relevant Holders of Secured Obligations herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Subsidiary in respect of) all interests retained by the Borrower or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.
          The Administrative Agent is hereby authorized to execute and deliver any documents necessary or appropriate to create and perfect the rights of pledge for the benefit of the relevant Holders of Secured Obligations, including a right of pledge with respect to the assets and other interests of the Dutch Pledgor (including without limitation the Dutch Pledge Agreement, a “Dutch Pledge”). Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of parallel debt obligations of the Borrower or any relevant Subsidiary as will be described in any Dutch Pledge (the “Parallel Debt”), including that any payment received by the Administrative Agent in respect of the Parallel Debt will — conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application — be deemed a satisfaction of a pro rata portion of the corresponding amounts of the Secured Obligations, and any payment to the Holders of Secured Obligations in satisfaction of the Secured Obligations shall — conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, preference, liquidation or similar laws of general application — be deemed as satisfaction of the corresponding amount of the Parallel Debt. The parties hereto acknowledge and agree that, for purposes of a Dutch Pledge, any resignation by the Administrative Agent is not effective until its contractual relationship under the Parallel Debt, including all of its rights and obligations thereunder, is transferred to the successor Administrative Agent.
ARTICLE IX
Miscellaneous
          SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
     (i) if to the Borrower, to it at 495 East Java Drive, Sunnyvale, California 94089, Attention of Steve Gomo, Chief Financial Officer (Telecopy No. (408) 822-4412), with a copy to 495 East Java Drive, Sunnyvale, California 94089, Attention of Christopher Afarian (Telecopy No. (408) 822-4455);
     (ii) if to the Administrative Agent, to JPMorgan Chase Bank, National Association, 10 South Dearborn, 19th Floor, Chicago, Illinois 60603, Attention of Deborah Turner (Telecopy No. (312) 385-7096), with a copy to JPMorgan Chase Bank, National Association, 560 Mission Street, 18th Floor, San Francisco, California 94105, Attention of Alex McKindra (Telecopy No. (415) 315-8483) and JPMorgan Chase Bank, National Association, 277 Park Avenue, 16th Floor, New York, New York 10172, Attention of Anthony Galea (Telecopy No. (866) 682-7113); and
     (iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
          SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (ii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iii) change Section 2.18(c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (iv) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder or (v) release all or substantially all of the Subsidiary Guarantors from, their respective obligations under the Subsidiary Guaranty or release all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.
          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the

Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
          (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability of the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory to the extent any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated thereby, the Transactions, any Loan or the use of the proceeds thereof.
          (e) All amounts due under this Section shall be payable promptly after written demand therefor.
          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent and (so long as no Event of Default has occurred and is continuing or the assignment is to a Person other than a Lender, an Affiliate of a Lender or an Approved Fund) upon consultation with the Borrower.
          (ii) Assignments shall be subject to the following additional conditions:
          (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Loans of any Class, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Administrative Agent otherwise consents;
          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Loans;
          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
          (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
          For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:
          “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
     (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.
     (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) and (f) as though it were a Lender.
          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.
          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the

Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the Secured Obligations now or hereafter existing held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Immunity. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or their respective properties in the courts of any jurisdiction.
          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. The Borrower irrevocably designates and appoints the Parent as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City. Said designation and appointment shall be irrevocable by the Borrower until all Loans, all interest thereon and all other amounts payable by the Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof. The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City by service of process upon the Parent as provided in this Section 9.09(d). The Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to the Borrower. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          (e) To the extent that the Borrower may be or become entitled to claim for itself or its property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under the Loan Documents.
          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) on a need to know basis to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and their respective obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or any agreement contemplated by clause (f) of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower, the Parent, any Subsidiary or their respective business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
     ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER

AND ITS AFFILIATES, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES) AND ITS SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
          SECTION 9.13. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NETWORK APPLIANCE GLOBAL LTD., as the Borrower

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually as a Lender and as Administrative Agent

By:
Name:
Title:

SCHEDULE 2.01
COMMITMENTS

	TRANCHE A	TRANCHE B
	TERM LOAN	TERM LOAN	TOTAL
LENDER	COMMITMENT	COMMITMENT	COMMITMENT
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION	$220,000,000	$80,000,000	$300,000,000

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
          This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower(s):	Network Appliance Global Ltd.

4.	Administrative Agent:	JPMorgan Chase Bank, National Association, as the administrative agent under the Loan Agreement

[1] Select as applicable.

5.	Loan Agreement:	The Loan Agreement dated as of March 31, 2006 among Network Appliance Global Ltd., the Lenders parties thereto and JPMorgan Chase Bank, National Association, as Administrative Agent

6.	Assigned Interest:

Aggregate Amount of
Commitment/Loans for all	Amount of Commitment/	Percentage Assigned of
Lenders	Loans Assigned	Commitment/Loans[2]
$	$	%
$	$	%
$	$	%
Effective Date:                      ___, 20___[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

[2] Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

Consented to and Accepted:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Title:

3

ANNEX 1
[                    ]1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[1] Describe Loan Agreement at option of Administrative Agent.

          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT B-1
FORM OF OPINION OF BORROWER’S BERMUDA COUNSEL
[ATTACHED]

EXHIBIT B-2
FORM OF OPINION OF LOAN PARTIES’ U.S. COUNSEL
[ATTACHED]

EXHIBIT B-3
FORM OF OPINION OF LOAN PARTIES’ DUTCH COUNSEL
[ATTACHED]

EXHIBIT B-4
FORM OF OPINION OF LOAN PARTIES’ CYPRUS COUNSEL
[ATTACHED]

EXHIBIT C
LIST OF CLOSING DOCUMENTS
NETWORK APPLIANCE GLOBAL LTD.
CREDIT FACILITIES
March 31, 2006
LIST OF CLOSING DOCUMENTS1
A. LOAN DOCUMENTS
1.	Loan Agreement (the “Loan Agreement”) by and among Network Appliance Global Ltd., an exempted company incorporated with limited liability under the laws of Bermuda (the “Borrower”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, National Association, in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing term loan facilities to the Borrower from the Lenders in an aggregate principal amount of $300,000,000.
EXHIBITS

Exhibit A	—	Form of Assignment and Assumption
Exhibit B-1	—	Form of Opinion of Borrower’s Bermuda Counsel
Exhibit B-2	—	Form of Opinion of Loan Parties’ U.S. Counsel
Exhibit B-3	—	Form of Opinion of Loan Parties’ Dutch Counsel
Exhibit B-4	—	Form of Opinion of Loan Parties’ Cyprus Counsel
Exhibit C	—	List of Closing Documents
Exhibit D	—	Form of Subsidiary Guaranty
Exhibit E	—	Form of Pledge Agreement
Exhibit F	—	Form of Control Agreement
Exhibit G	—	Margin Requirements
Exhibit H	—	Form of Compliance Certificate
2.	Disclosure Letter executed by the Borrower in favor of the Administrative Agent and the Lenders.

[1] Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Loan Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Loan Parties and/or Loan Parties’ counsel

3.	Guaranty executed by the initial Subsidiary Guarantors (collectively with the Borrower, the “Loan Parties”) in favor of the Administrative Agent.

4.	Pledge Agreement executed by the Borrower in favor of the Administrative Agent.

5.	Tri-Party Control Agreement executed by the Borrower, the Administrative Agent and J.P. Morgan Securities Inc.

6.	Dutch Pledge of Receivables executed by the Dutch Pledgor in favor of the Administrative Agent.
B. CORPORATE DOCUMENTS
7.	Certificate of a Director, Secretary, Assistant Secretary or other duly appointed and authorized officer of each Loan Party certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Registrar of Companies or Secretary of State (or analogous governmental entity) of the jurisdiction of its incorporation or organization, since the date of the certification thereof by such registrar of companies or secretary of state, (ii) the Memorandum and Articles of Incorporation, By-Laws or other applicable organizational or constitutional document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request a Borrowing under the Loan Agreement.

8.	Good Standing Certificate for each Loan Party from the Registrar of Companies or Secretary of State (or analogous governmental entity) of the jurisdiction of its organization.

2

C. OPINIONS
9.	Opinion of Appleby Spurling Hunter, Bermuda counsel for the Borrower.

10.	Opinion of Wilson Sonsini Goodrich & Rosati, U.S. counsel for the Loan Parties.

11.	Opinion of Kennedy Van der Laan, Dutch counsel for the Loan Parties.

12.	Opinion of Chrysses Demetriades & Co, Cyprus counsel for the Loan Parties.
D. CLOSING CERTIFICATES AND MISCELLANEOUS
13.	A Certificate signed by a member of the Board of Directors (including without limitation the Financial Officer) of the Borrower certifying the following: (i) all of the representations and warranties of the Borrower set forth in the Loan Agreement are true and correct and (ii) no Default has occurred and is then continuing.

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EXHIBIT D
FORM OF SUBSIDIARY GUARANTY
GUARANTY
          THIS GUARANTY (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of the 31st day of March, 2006, by and among each of the undersigned (the “Initial Guarantors” and along with any additional Subsidiaries of the Borrower which become parties to this Guaranty by executing a supplement hereto in the form attached as Annex I, the “Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Holders of Secured Obligations (as defined below), under the Loan Agreement referred to below.
WITNESSETH
          WHEREAS, NETWORK APPLIANCE GLOBAL LTD., an exempted company incorporated with limited liability under the laws of Bermuda (the “Borrower”), the institutions from time to time parties thereto as lenders (the “Lenders”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, in its capacity as contractual representative (the “Administrative Agent”) for itself and the other Lenders, have entered into a certain Loan Agreement dated as of March 31, 2006 (as the same may be amended, modified, supplemented and/or restated, and as in effect from time to time, the “Loan Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to the Borrower;
          WHEREAS, it is a condition precedent to the extension of credit by the Lenders under the Loan Agreement that each of the Guarantors (constituting all of the Subsidiaries of the Borrower required to execute this Guaranty pursuant to Section 5.09 of the Loan Agreement) execute and deliver this Guaranty, whereby each of the Guarantors shall guarantee the payment when due of all Secured Obligations; and
          WHEREAS, in consideration of the direct and indirect financial and other support that the Borrower has provided, and such direct and indirect financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Loan Agreement, each of the Guarantors is willing to guarantee the Secured Obligations of the Borrower;
          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          SECTION 1. Definitions. Terms defined in the Loan Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

          SECTION 2. Representations, Warranties and Covenants. Each of the Guarantors represents and warrants that:
     (A) It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation, organization or formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such authority could not reasonably be expected to have a Material Adverse Effect.
     (B) It (to the extent applicable) has the requisite power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by each Guarantor of this Guaranty and the performance by each of its obligations hereunder have been duly authorized by proper proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor, respectively, enforceable against such Guarantor, respectively, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (C) Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the provisions hereof will (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or its articles or certificate of incorporation (or equivalent charter documents), limited liability company or partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or the provisions of any indenture, material instrument or material agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or (ii) conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on its property pursuant to the terms of, any such indenture, material instrument or material agreement (other than any Loan Document). No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it, is required to be obtained by it in connection with the execution, delivery and performance by it of, or the legality, validity, binding effect or enforceability against it of, this Guaranty.
          In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Loan Agreement or any amount payable under the Loan Agreement or any other Guaranteed Obligations (as defined below) shall remain unpaid, it will, and, if necessary, will enable the Borrower to, fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Loan Agreement.

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          SECTION 3. The Guaranty. Each of the Guarantors hereby unconditionally guarantees, jointly with the other Guarantors and severally, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Secured Obligations, including, without limitation, (i) the principal of and interest on each Loan made to the Borrower pursuant to the Loan Agreement, (ii) all obligations of the Borrower owing to any Lender or any affiliate of any Lender under any Swap Agreement, (iii) all other amounts payable by the Borrower or any of its Subsidiaries under the Loan Agreement, any Swap Agreement and the other Loan Documents and (iv) the punctual and faithful performance, keeping, observance, and fulfillment by the Borrower of all of the agreements, conditions, covenants, and obligations of the Borrower contained in the Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations” and the holders from time to time of the Guaranteed Obligations being referred to collectively as the “Holders of Secured Obligations”). Upon (x) the failure by the Borrower or any of its Affiliates, as applicable, to pay punctually any such amount or perform such obligation, and (y) such failure continuing beyond any applicable grace or notice and cure period, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Loan Agreement, any Swap Agreement or the relevant Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.
          SECTION 4. Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
     (A) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;
     (B) any modification or amendment of or supplement to the Loan Agreement, any Swap Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Secured Obligations guaranteed hereby;
     (C) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

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     (D) any change in the corporate, partnership or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;
     (E) the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Holder of Secured Obligations or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
     (F) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Loan Agreement, any Swap Agreement, any other Loan Document, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations;
     (G) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;
     (H) the election by, or on behalf of, any one or more of the Holders of Secured Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;
     (I) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;
     (J) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Holders of Secured Obligations or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;
     (K) the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or
     (L) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Holder of

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Secured Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder except as provided in Section 5.
          SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Guarantors’ obligations hereunder shall remain in full force and effect until all Guaranteed Obligations (other than contingent indemnity obligations and Guaranteed Obligations in respect of Swap Agreements) shall have been paid in full in cash. If at any time any payment of the principal of or interest on any Loan or any other amount payable by the Borrower or any other party under the Loan Agreement, any Swap Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. The parties hereto acknowledge and agree that each of the Guaranteed Obligations shall be due and payable in the same currency as such Guaranteed Obligation is denominated but if currency control or exchange regulations are imposed in the country which issues such currency with the result such currency (the “Original Currency”) no longer exists or the relevant Guarantor is not able to make payment in such Original Currency, then all payments to be made by such Guarantor hereunder in such currency shall instead be made when due in dollars in an amount equal to the Dollar Amount (as of the date of payment) of such payment due, it being the intention of the parties hereto that each Guarantor takes all risks of the imposition of any such currency control or exchange regulations. As used herein, “Dollar Amount” of any currency means the equivalent in such currency of such amount of dollars, most recently calculated by the Administrative Agent on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such currency on the London market.
          SECTION 6. General Waivers; Additional Waivers.
     (A) General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.
     (B) Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:
     (i) any right it may have to revoke this Guaranty as to future indebtedness under the Loan Documents;
     (ii) (a) notice of acceptance hereof; (b) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (c) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of

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Administrative Agent and Holders of Secured Obligations to ascertain the amount of the Guaranteed Obligations at any reasonable time; (d) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (e) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (f) notice of any Default or Event of Default; and (g) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Loan Documents) and demands to which each Guarantor might otherwise be entitled;
     (iii) its right, if any, to require the Administrative Agent and the other Holders of Secured Obligations to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the other Holders of Secured Obligations has or may have against, the other Guarantors or any third party, or against any Collateral provided by the other Guarantors, or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;
     (iv) (a) any rights to assert against the Administrative Agent and the other Holders of Secured Obligations any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the other Guarantors or any other party liable to the Administrative Agent and the other Holders of Secured Obligations; (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (c) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: the impairment or suspension of the Administrative Agent’s and the other Holders of Secured Obligations’ rights or remedies against the other Guarantors; the alteration by the Administrative Agent and the other Holders of Secured Obligations of the Guaranteed Obligations; any discharge of the other Guarantors’ obligations to the Administrative Agent and the other Holders of Secured Obligations by operation of law as a result of the Administrative Agent’s and the other Holders of Secured Obligations’ intervention or omission; or the acceptance by the Administrative Agent and the other Holders of Secured Obligations of anything in partial satisfaction of the Guaranteed Obligations; and (d) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and
     (v) any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the other Holders of Secured Obligations; or (b) any election by the Administrative Agent and the other Holders of Secured Obligations under Section 1111(b) of Title 11 of the United States

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Code entitled “Bankruptcy”, as now and hereafter in effect (or any successor statute), to limit the amount of, or any collateral securing, its claim against the Guarantors.
          SECTION 7. Subordination of Subrogation; Subordination of Intercompany Indebtedness.
     (A) Subordination of Subrogation. Until the Guaranteed Obligations (other than contingent indemnity obligations and Guaranteed Obligations in respect of Swap Agreements) have been indefeasibly paid in full in cash, the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which the Holders of Secured Obligations or the Administrative Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and, until the Guaranteed Obligations (other than contingent indemnity obligations and Guaranteed Obligations in respect of Swap Agreements) have been indefeasibly paid in full in cash, the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Holders of Secured Obligations and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Holders of Secured Obligations. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the indefeasible payment in full in cash of the Guaranteed Obligations (other than contingent indemnity obligations and Guaranteed Obligations in respect of Swap Agreements) and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations (other than contingent indemnity obligations and Guaranteed Obligations in respect of Swap Agreements) are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the other Holders of Secured Obligations and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the other Holders of Secured Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7(a).
     (B) Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims of such Guarantor against the Borrower or any other Guarantor hereunder (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations (other than contingent indemnity obligations and Guaranteed Obligations in respect of Swap Agreements); provided that, as long as no Event of Default has occurred and is continuing, such Guarantor may receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all

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rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Holders of Secured Obligations and the Administrative Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations (other than contingent indemnity obligations and Guaranteed Obligations in respect of Swap Agreements) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document have been terminated. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations (other than contingent indemnity obligations and Guaranteed Obligations in respect of Swap Agreements) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations (other than contingent indemnity obligations and Guaranteed Obligations in respect of Swap Agreements) and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Secured Obligations, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Secured Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Secured Obligations, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Holders of Secured Obligations. If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Guarantor agrees that until the Guaranteed Obligations (other than the contingent indemnity obligations and Guaranteed Obligations in respect of Swap Agreements) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Secured Obligations have been terminated, except as otherwise permitted by the Loan Agreement, no Guarantor will assign or transfer to any Person (other than the Administrative Agent) any claim any such Guarantor has or may have against any Obligor.
          SECTION 8. Contribution with Respect to Guaranteed Obligations.

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     (A) To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations (other than contingent indemnity obligations and Guaranteed Obligations in respect of Swap Agreements) satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guaranteed Obligations (other than contingent indemnity obligations and Guaranteed Obligations in respect of Swap Agreements) and termination of the Loan Agreement, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
     (B) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
     (C) This Section 8 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 8 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.
     (D) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.
     (E) The rights of the indemnifying Guarantors against other Guarantors under this Section 8 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations (other than contingent indemnity obligations and Guaranteed Obligations in respect of Swap Agreements) in cash and the termination of the Loan Agreement.
          SECTION 9. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Loan Agreement, any Swap Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Loan Agreement, any Swap Agreement or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

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          SECTION 10. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Article IX of the Loan Agreement with respect to the Administrative Agent at its notice address therein and with respect to any Guarantor, in care of the Borrower at the address of the Borrower set forth in the Loan Agreement or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of such Article IX.
          SECTION 11. No Waivers. No failure or delay by the Administrative Agent or any other Holder of Secured Obligations in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Loan Agreement, any Swap Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.
          SECTION 12. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the other Holders of Secured Obligations and their respective successors and permitted assigns; provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of the Required Lenders, and any such assignment in violation of this Section 12 shall be null and void; and in the event of an assignment of any amounts payable under the Loan Agreement, any Swap Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.
          SECTION 13. Changes in Writing. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent with the consent of the Required Lenders under the Loan Agreement.
          SECTION 14. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
          SECTION 15. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL; IMMUNITY.
     (A) CONSENT TO JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR

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RELATING TO THIS GUARANTY AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN THE CITY OF NEW YORK.
     (B) EACH GUARANTOR WHICH IS A FOREIGN SUBSIDIARY (A “FOREIGN GUARANTOR”) IRREVOCABLY DESIGNATES AND APPOINTS THE BORROWER, AS ITS AUTHORIZED AGENT, TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN CLAUSE (A) ABOVE. SAID DESIGNATION AND APPOINTMENT SHALL BE IRREVOCABLE BY EACH SUCH FOREIGN GUARANTOR UNTIL ALL GUARANTEED OBLIGATIONS PAYABLE BY SUCH FOREIGN GUARANTOR HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS SHALL HAVE BEEN PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS HEREOF AND THEREOF. EACH FOREIGN GUARANTOR HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN CLAUSE (A) ABOVE BY SERVICE OF PROCESS UPON THE BORROWER AS PROVIDED IN THIS CLAUSE (B); PROVIDED THAT, TO THE EXTENT LAWFUL AND POSSIBLE, NOTICE OF SAID SERVICE UPON SUCH AGENT SHALL BE MAILED BY REGISTERED OR CERTIFIED AIR MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE BORROWER OR TO ANY OTHER ADDRESS OF WHICH SUCH FOREIGN GUARANTOR SHALL HAVE GIVEN WRITTEN NOTICE TO THE ADMINISTRATIVE AGENT (WITH A COPY THEREOF TO THE BORROWER). EACH FOREIGN GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF ANY SUCH SERVICE IN SUCH MANNER AND AGREES THAT SUCH SERVICE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH FOREIGN GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING AND SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID AND PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH FOREIGN GUARANTOR. NOTHING HEREIN WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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     (C) WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM (OTHER THAN ANY COMPULSORY COUNTERCLAIM) RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN SUCH ACTION.
     (D) TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.
          SECTION 16. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.
          SECTION 17. Taxes, Expenses of Enforcement, etc.
          (A) Taxes.
          (i) All payments by any Guarantor to or for the account of any Lender, the Administrative Agent or any other Holder of Secured Obligations hereunder or under any promissory note shall be made free and clear of and without deduction for any and all Taxes (other than Excluded Taxes). If any Guarantor shall be required by law to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable hereunder to any Lender, the Administrative Agent or any other Holder of Secured Obligations, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 17(A)) such Lender, the Administrative Agent or any other Holder of Secured Obligations (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Guarantor shall make such deductions, (c) such Guarantor shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) such Guarantor shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

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          (ii) In addition, the Guarantors hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any promissory note or from the execution or delivery of, or otherwise with respect to, this Guaranty or any promissory note (“Other Taxes”).
          (iii) The Guarantors hereby agree to indemnify the Administrative Agent, each Lender and any other Holder of Secured Obligations for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 17(A)) paid by the Administrative Agent, such Lender or such other Holder of Secured Obligations and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Administrative Agent, such Lender or such other Holder of Secured Obligations makes demand therefor.
          (iv) By accepting the benefits hereof, each Lender agrees that it will comply with Section 2.17(e) of the Loan Agreement.
     (B) Expenses of Enforcement, Etc. Subject to the terms of the Loan Agreement, after the occurrence and during the continuance of an Event of Default under the Loan Agreement, the Lenders shall have the right at any time to direct the Administrative Agent to commence enforcement proceedings with respect to the Guaranteed Obligations. The Guarantors agree to reimburse the Administrative Agent and the other Holders of Secured Obligations for any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Administrative Agent and the other Holders of Secured Obligations, which attorneys may be employees of the Administrative Agent or the other Holders of Secured Obligations) paid or incurred by the Administrative Agent or any other Holder of Secured Obligations in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty. The Administrative Agent agrees to distribute payments received from any of the Guarantors hereunder to the other Holders of Secured Obligations on a pro rata basis for application in accordance with the terms of the Loan Agreement.
          SECTION 18. Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), each Holder of Secured Obligations (including the Administrative Agent) may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply in accordance with the terms of the Loan Agreement toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from such Holder of Secured Obligations or the Administrative Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Holder of Secured Obligations (including the Administrative Agent) or any of their respective affiliates.

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          SECTION 19. Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Holders of Secured Obligations (including the Administrative Agent) shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Holder of Secured Obligations (including the Administrative Agent), in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Holder of Secured Obligations (including the Administrative Agent) shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Secured Obligations (including the Administrative Agent), pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.
          SECTION 20. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
          SECTION 21. Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Holder of Secured Obligations (including the Administrative Agent).
          SECTION 22. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.
          SECTION 23. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Guarantor hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Guarantor in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by any Holder of Secured Obligations (including the Administrative Agent), as the case may be, of any sum adjudged to be so due in such other currency such Holder of Secured Obligations (including the Administrative Agent), as the case may be, may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Holder of Secured Obligations (including the Administrative Agent), as the case may be, in the specified currency, each

14

Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder of Secured Obligations (including the Administrative Agent), as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Holder of Secured Obligations (including the Administrative Agent), as the case may be, in the specified currency and (b) amounts shared with other Holders of Secured Obligations as a result of allocations of such excess as a disproportionate payment to such other Holder of Secured Obligations under Section 2.18 of the Loan Agreement, such Holder of Secured Obligations (including the Administrative Agent), as the case may be, agrees, by accepting the benefits hereof, to remit such excess to such Guarantor.
Remainder of Page Intentionally Blank.

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     IN WITNESS WHEREOF, each of the Initial Guarantors has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

[INITIAL GUARANTORS TO COME]

By:
Name:
Title:

16

Acknowledged and Agreed
as of the date first written above:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

17

ANNEX I TO GUARANTY
          Reference is hereby made to the Guaranty (the “Guaranty”) made as of the 31st day of March, 2006 by and among [INITIAL GUARANTORS] (the “Initial Guarantors” and along with any additional Subsidiaries of the Borrower, which become parties thereto and together with the undersigned, the “Guarantors”) in favor of the Administrative Agent, for the ratable benefit of the Holders of Secured Obligations, under the Loan Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty. By its execution below, the undersigned [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company], agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 2 of the Guaranty are true and correct in all respects as of the date hereof.
          IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Guaranty as of this                      day of                     , 20___.

[NAME OF NEW GUARANTOR]

By:
Its:

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EXHIBIT E
FORM OF PLEDGE AGREEMENT
PLEDGE AGREEMENT
          THIS PLEDGE AGREEMENT (this “Agreement”) is made as of the 31st day of March, 2006, by NETWORK APPLIANCE GLOBAL LTD., an exempted company incorporated with limited liability under the laws of Bermuda (the “undersigned” or the “Borrower”), in favor of the Administrative Agent, for the ratable benefit of the Holders of Secured Obligations, under the Loan Agreement referred to below. Terms defined in the Loan Agreement (as hereinafter defined) and not otherwise defined herein have, as used herein, the respective meanings provided for therein.
WITNESSETH
          WHEREAS, the Borrower, the institutions from time to time parties thereto as lenders (the “Lenders”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually and in its capacity as contractual representative (the “Administrative Agent”) for itself and the other Lenders, have entered into a certain Loan Agreement dated as of March 31, 2006 (as the same may be amended, modified, supplemented and/or restated, and as in effect from time to time, the “Loan Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to the Borrower;
          WHEREAS, it is a condition precedent to the extension of credit by the Lenders under the Loan Agreement that the undersigned execute and deliver this Agreement as security for certain of its obligations under the Loan Agreement; and
     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     In consideration of one of more loans, or other financial accommodations extended by the Lenders (including the Administrative Agent in its individual capacity), the undersigned and the Administrative Agent agree as follows:
     1. Definitions.
          “Account Assets” means all Deposits, Securities, securities entitlements and any other assets held in trust, or in any custody, subcustody, safekeeping, investment management accounts, or other accounts of the undersigned with the Administrative Agent or any other custodian, trustee or Clearing System or held by any Intermediary (all of which shall be considered “financial assets” under the UCC).
          “Clearing System” means the Depository Trust Company (“DTC”) and such other clearing or safekeeping system that may from time to time be used in connection with transactions relating to or the custody of any Securities, and any depository for any of the foregoing.
          “Collateral” means: (i) the Deposits, Securities and Account Assets (as defined below) that are listed on Exhibit A; (ii) all additions to, and proceeds, renewals, investments, reinvestments and substitutions of, the foregoing, whether or not listed on Exhibit A; (iii) all certificates, receipts and other instruments evidencing any of the foregoing.
          “Deposits” means the deposits of the undersigned with the Administrative Agent (whether or not held in trust, or in any custody, subcustody, safekeeping, investment management accounts, or other accounts of the undersigned with the Administrative Agent).
          “Liabilities” means all Secured Obligations in respect of the Tranche A Term Loans and the Swap Agreements, whether now existing or hereafter incurred or acquired, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, primary or secondary, sole, joint, several or joint and several, secured or unsecured, arising by operation of law or otherwise arising in connection with the Collateral, this Agreement or any other Liability Document and all related costs and expenses incurred by the Administrative Agent.
          “Liability Document” means any Loan Document or any other instrument, agreement or document evidencing, governing or delivered in connection with the Liabilities.
          “Securities” means the stocks, bonds and other instruments and securities, whether or not held in trust or in any custody, subcustody, safekeeping, investment management accounts or other accounts of the undersigned with the Administrative Agent or any other custodian, trustee or Clearing System or held by any party as a financial intermediary or securities intermediary (the “Intermediary”).
          “UCC” means the Uniform Commercial Code in effect in the State of New York. Unless the context otherwise requires, all terms used in this Agreement which are defined in the UCC will have the meanings stated in the UCC.
     2. Grant of Security Interest.
     As security for the payment of all the Liabilities, the undersigned pledges to the Administrative Agent and grants to the Administrative Agent, in each case for the ratable benefit of the Holders of Secured Obligations in respect of the Liabilities, a security interest in and a right of setoff against, the Collateral.
     3. Agreements of the Undersigned and Rights of the Administrative Agent.
     The undersigned agrees as follows and irrevocably authorizes, upon the occurrence and during the continuance of an Event of Default (as defined in Section 7 below), the Administrative Agent to exercise the rights listed below, at its option, for its own benefit, either in its own name or in the name of the undersigned, and appoints the Administrative Agent as its attorney-in-fact to take all action permitted under this Agreement.
     (a) Deposits: The Administrative Agent may: (i) renew the Deposits on terms and for periods the Administrative Agent deems appropriate; (ii) demand, collect, and receive payment of any

2

monies or proceeds due or to become due under the Deposits; (iii) execute any instruments required for the withdrawal or repayment of the Deposits; (iv) in all respects deal with the Deposits as the owner.
     (b) Securities: The Administrative Agent may: (i) transfer to the account of the Administrative Agent any Securities whether in the possession of, or registered in the name of, any Clearing System or held otherwise; (ii) transfer to the account of the Administrative Agent with any Federal Reserve Administrative Agent any Securities held in book entry form with any such Federal Reserve Administrative Agent; and (iii) transfer to the name of the Administrative Agent or its nominee any Securities registered in the name of the undersigned and held by the Administrative Agent and complete and deliver any necessary stock powers or other transfer instruments.
     The undersigned grants to the Administrative Agent an irrevocable proxy to vote any and all Securities and give consents, waivers and ratifications in connection with those Securities after the occurrence and during the continuance of an Event of Default.
     All payments, distributions and dividends in securities, property or cash shall be paid directly to and, at the discretion of the Administrative Agent, retained by the Administrative Agent and held by it, until applied as provided in this Agreement, as additional Collateral; provided that interest on Deposits and Securities and cash dividends on Securities shall be applied in accordance with Section 2.11(b) of the Loan Agreement.
     (c) General: The Administrative Agent may, in its name, or in the name of the undersigned: (i) execute and file financing statements under the UCC or any other filings or notices necessary or desirable to create, perfect or preserve its security interest, all without notice (except as required by applicable law and not waivable) and without liability except to account for property actually received by it and (ii) after the occurrence and during the continuance of an Event of Default (x) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any item of the Collateral (but shall be under no obligation to do so); (y) make any notification (to the issuer of any certificate or Security, or otherwise, including giving any notice of exclusive control to the Intermediary) or take any other action in connection with the perfection or preservation of its security interest or any enforcement of remedies, and retain any documents evidencing the title of the undersigned to any item of the Collateral; (iv) issue entitlement orders with respect to any of the Collateral to any Intermediary without the consent of the undersigned.
     The undersigned agrees that it will not file or permit to be filed any financing or like statement with respect to the Collateral in which the Administrative Agent is not named as the sole secured party, consent or be a party to any securities account control agreement or other similar agreement with any Intermediary (an “Account Control Agreement”) to which the Administrative Agent is not also a party or sell, assign, or otherwise dispose of, grant any option with respect to, or pledge, or otherwise encumber the Collateral. At the reasonable request of the Administrative Agent the undersigned agrees to do all other things which the Administrative Agent may deem necessary or advisable in order to perfect and preserve the security interest and to give effect to the rights granted to the Administrative Agent under this Agreement or enable the Administrative Agent to comply with any applicable laws or regulations. Notwithstanding the foregoing, subject to compliance with any mandatory legal requirements placed upon it to the contrary, the Administrative Agent does not assume any duty with respect to the Collateral and is not required to take any action to collect, preserve or protect its or the undersigned’s rights in any item of the Collateral. The undersigned releases the Administrative Agent and agrees to hold the Administrative Agent harmless from any claims, causes of action and demands at any time arising with respect to this Agreement, the use or disposition of any item of the Collateral or any action taken or omitted to be taken by the Administrative Agent with respect thereto, subject to Administrative Agent’s compliance with such mandatory legal

3

requirements and other than claims, causes of action and demands arising from the gross negligence or willful misconduct of Administrative Agent.
     The rights granted to the Administrative Agent pursuant to this Agreement are in addition to the rights granted to the Administrative Agent in any custody, investment management, trust, Account Control Agreement or similar agreement. In case of conflict between the provisions of this Agreement and of any other such agreement, the provisions of this Agreement will prevail.
     4. Application to Tranche A Term Loans. Upon the maturity of each item of Collateral or the receipt by Borrower of any interest on Deposits and Securities and cash dividends on Securities, the Borrower hereby directs the Administrative Agent to make a mandatory prepayment (in accordance with and subject to Sections 2.11 and 2.16 of the Loan Agreement) of the Tranche A Term Loans in an amount equal to the amount of such item of Collateral so matured or the interest or cash dividends so received.
     5. Value of the Collateral.
     The undersigned agrees that at all times the aggregate value of the Collateral may not be less than the amount required under Section 5.10 of the Loan Agreement, subject to the grace period set forth therein. The undersigned will supplement the Collateral to the extent necessary to ensure compliance with this provision.
     6. Currency Conversion.
     For calculation purposes, any currency in which the Collateral is denominated (the “Collateral Currency”) will be converted into the currency of the Liabilities (the “Liability Currency”) at the spot rate of exchange for the purchase of the Liability Currency with the Collateral Currency quoted by the Administrative Agent at such place as the Administrative Agent deems appropriate (or, if no such rate is quoted on any relevant date, estimated by the Administrative Agent on the basis of the Administrative Agent’s last quoted spot rate) or another prevailing rate that the Administrative Agent reasonably deems more appropriate.
     7. Representations and Warranties.
     The undersigned represents and warrants: (a) the undersigned is the sole owner of the Collateral; (b) the Collateral is free of all encumbrances except for the security interest in favor of the Administrative Agent created by this Agreement or any other Loan Document and except for Relevant Permitted Liens; (c) no authorizations, consents or approvals and no notice to or filing with any governmental authority or regulatory body is required for the execution and delivery of this Agreement; (d) the execution, delivery and performance of this Agreement will not violate any provisions of applicable law, regulation or order and will not result in the breach of, or constitute a default, or require any consent under, any agreement, instrument or document to which the undersigned is a party or by which it or any of its property may be bound or affected; (e) the Securities are not subject to any restrictions or limitations relating to a holding period, manner of sale, volume limitation, public information or notice requirements; and (f) it is duly organized and validly existing under the laws of the jurisdiction of its organization, it has full power and authority to execute, deliver and perform this Agreement, the execution, delivery and performance have been duly authorized, will not conflict with any provisions of its governing instruments and the Agreement is a legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.
     8. Event of Default.

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     If an Event of Default under the Loan Agreement (an “Event of Default”) shall occur and be continuing, then, the Administrative Agent will be entitled to exercise any of the rights and remedies under this Agreement.
     9. Remedies.
     The Administrative Agent will have the rights and remedies under the UCC and the other rights granted to the Administrative Agent under this Agreement, and, without limiting the foregoing, but subject to the occurrence and continuance of an Event of Default , without notice or demand, to sell, redeem, offset, setoff, debit, charge or otherwise dispose of or liquidate into cash any such Collateral and/or to apply it or the proceeds thereof to repay any of the Liabilities in accordance with Section 2.18 of the Loan Agreement (regardless of whether any such Liabilities are contingent, unliquidated or unmatured or whether the Administrative Agent has any other recourse to the undersigned or any other Loan Party or any other collateral or assets). The Administrative Agent may exercise its rights without regard to any premium or penalty from liquidation of any Collateral and without regard to the undersigned’s basis or holding period for any Collateral.
     In connection with the exercise of its remedies, the Administrative Agent may sell in the Borough of Manhattan, New York City, or elsewhere, in one or more sales or parcels, at the price as the Administrative Agent deems best, for cash or on credit or for other property, for immediate or future delivery, any item of the Collateral, at any broker’s board or at public or private sale, in any reasonable manner permissible under the UCC (except that, to the extent permissible under the UCC, the undersigned waives any requirements of the UCC) and the Administrative Agent or anyone else may be the purchaser of the Collateral and hold it free from any claim or right including, without limitation, any equity of redemption of the undersigned, which right the undersigned expressly waives. The Administrative Agent may in its sole discretion elect to conduct any sale (and related offers) of any Collateral in such a manner as to avoid the need for registration or qualification thereof under any Federal or state securities laws, that such conduct may include restrictions (including as to potential purchasers) and other requirements (such as purchaser representations) which may result in prices or other terms less favorable than those which might have been obtained through a public sale not subject to such restrictions and requirements and that any offer and sale so conducted shall be deemed to have been made in a commercially reasonable manner.
     In connection with the exercise of its remedies, the Administrative Agent may also, in its sole discretion: (i) convert any part of the Collateral Currency into the Liability Currency; (ii) hold any monies or proceeds representing the Collateral in a cash collateral account in the Liability Currency or other currency that the Administrative Agent reasonably selects; (iii) invest such monies or proceeds on behalf of the undersigned; and (iv) apply any portion of the Collateral, first, to all costs and expenses of the Administrative Agent, second, to the payment of interest on the Liabilities and any fees or commissions to which the Administrative Agent may be entitled, third, to the payment of principal of the Liabilities, whether or not then due, and fourth, to the undersigned.
     The undersigned will pay to the Administrative Agent all expenses (including reasonable attorneys’ fees and legal expenses incurred by the Administrative Agent and the allocated costs of its in-house counsel) in connection with the exercise of any of the Administrative Agent’s rights or obligations under this Agreement or the Liability Documents. The undersigned will take any action reasonably requested by the Administrative Agent to allow it to sell or dispose of the Collateral. Notwithstanding that the Administrative Agent may continue to hold Collateral and regardless of the value of the Collateral, the undersigned will remain liable for the payment in full of any unpaid balance of the Liabilities.
     10. Jurisdiction.

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     The undersigned consents to the non-exclusive jurisdiction of the State and Federal courts sitting in the City of New York and agrees that suit may be brought against the undersigned in those courts or in any other jurisdiction where the undersigned or any of its assets may be found, and the undersigned irrevocably submits to the jurisdiction of those courts. The undersigned consents to the service of process by mailing copies of process to the Parent at its most recent mailing address in the records of the Administrative Agent. The undersigned further agrees that any action or proceeding brought against the Administrative Agent may be brought only in a New York State or United States Federal court sitting in New York County. To the extent that the Borrower may be or become entitled to claim for itself or its property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations hereunder or under the other Liability Documents.
     The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit or proceeding in such state and hereby waives any defense on the basis of an inconvenient forum. Nothing herein shall affect the right of the Administrative Agent to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent to bring any action or proceeding against the undersigned or its property in the courts of any other jurisdiction.
     11. Waiver of Jury Trial.
     THE UNDERSIGNED AND THE BANK EACH WAIVE ANY RIGHT TO JURY TRIAL.
     12. Notices.
     Unless otherwise agreed in writing, notices may be given to the Administrative Agent and the undersigned in accordance with Section 9.01 of the Loan Agreement.
     13. Miscellaneous.
     (a) The Administrative Agent may assign any of the Collateral and any of its interests in this Agreement (and may assign the Liabilities to any party) in accordance with the Loan Agreement and will be fully discharged from all responsibility as to the assigned Collateral. That assignee will have all the obligations, powers and rights of the Administrative Agent hereunder, but only as to the assigned Collateral.
     (b) No amendment or waiver of any provision of this Agreement nor consent to any departure by the undersigned will be effective unless it is in writing and signed by the undersigned and the Administrative Agent and will be effective only in that specific instance and for that specific purpose. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right will operate as a waiver or preclude any other or further exercise or the exercise of any other right.
     (c) The rights and remedies in this Agreement are cumulative and not exclusive of any rights and remedies which the Administrative Agent may have under law or under other agreements or arrangements with the undersigned or any other Loan Party.
     (d) The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement is not valid or enforceable in whole or in part in any jurisdiction, that provision will, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without in any manner

6

affecting the validity or enforceability in any other jurisdiction or the remaining provisions of this Agreement.
     (e) The term “undersigned” will include the heirs, executors, administrators, assigns and successors of the undersigned.
     (f) The undersigned hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Liabilities or the Collateral and any other notices and demands, whether or not relating to those instruments.
     (g) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NETWORK APPLIANCE GLOBAL LTD.

By:

Name:
Title:

Address for notices:

Telecopier:
Telephone:

ACCEPTED:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:
Title:

Address for notices to the
Administrative Agent:

JPMorgan Chase Bank, National Association

Attn:
Telecopier:
Telephone:

7

EXHIBIT A
DESCRIPTION OF THE COLLATERAL
     1. Deposits

Type of	Location
Deposit	(NY,
(CD, TD,	IBF-NY,	Contract or	Issue or	Maturity	Principal
etc.)	etc.)	Certificate No.	Opening Date	Date	Amount
None
     2. Stocks, Bonds and Other Instruments and Securities

Nature of Security		Number of	Face Amount	Certificate
or Obligation	Name of Issuer	Units	(if Applicable)	Number

Quantity	Issuer	Cpn	Yld	Value	Maturity	Cost
2,865,000	Bear Sterns	6.500	3.005	05/03/04	5/1/2006	3,082,883.25
3,400,000	Pitney Bowes	5.875	2.957	11/05/04	5/1/2006	3,556,230.00
5,000,000	Citicorp	5.750	3.412	01/07/05	5/10/2006	5,163,650.00
2,000,000	American General (A)	6.100	3.218	10/26/04	5/22/2006	2,096,140.00
3,000,000	Federal Home Loan Bank	2.180	2.152	03/10/04	6/2/2006	3,001,875.00
3,000,000	Abbott Laboratories	5.625	3.117	11/13/03	7/1/2006	3,215,250.00
4,000,000	Prudential Ins	6.375	3.929	03/10/05	7/23/2006	4,140,640.00
3,000,000	JPMC BANK NEW YORK	5.625	3.226	11/12/03	8/15/2006	3,215,790.00
4,000,000	Fannie Mae	2.550	2.550	02/24/04	8/24/2006	4,000,000.00
2,315,000	Lehman Brothers	7.500	3.292	02/06/04	9/1/2006	2,600,045.95
5,000,000	American Express	5.500	3.448	05/18/04	9/12/2006	5,253,700.00
1,000,000	Coca Cola	2.500	2.714	11/07/03	9/15/2006	993,850.00
5,000,000	Federal Home Loan Bank	2.510	2.510	03/22/04	9/22/2006	5,000,000.00
5,000,000	General Electric Credit Corp	2.750	2.717	11/28/03	9/25/2006	5,004,750.00
3,000,000	Freddie Mac	3.000	3.000	09/29/04	9/29/2006	3,000,000.00
5,000,000	US Treasury	2.625	2.409	11/26/03	11/15/2006	5,032,812.50
3,000,000	Eli Lilly Co.	8.375	3.940	12/08/03	12/1/2006	3,464,820.00
3,100,000	Fleet Boston	4.875	3.870	03/03/05	12/1/2006	3,156,203.00
5,000,000	Federal Home Loan Bank	3.500	3.500	01/25/05	1/25/2007	5,000,000.00
5,050,000	Toyota Motor Credit	2.700	3.122	11/22/04	1/30/2007	5,003,186.50
5,300,000	ASIF Global	2.500	3.548	02/15/05	1/30/2007	5,192,039.00
5,000,000	US Treasury	3.125	3.264	01/31/05	1/31/2007	4,985,937.50
5,000,000	Freddie Mac	2.375	2.501	04/12/04	2/15/2007	4,981,950.00
5,000,000	Freddie Mac	2.375	3.509	06/15/04	2/15/2007	4,850,950.00
2,500,000	International Lease	5.750	3.509	11/05/04	2/15/2007	2,636,575.00
7,000,000	Federal Home Loan Bank	3.375	3.420	01/24/05	2/23/2007	6,993,420.00
5,000,000	Citicorp	5.000	3.119	04/22/04	3/6/2007	5,289,600.00
4,000,000	General Electric Credit Corp	5.375	3.501	11/16/04	3/15/2007	4,185,000.00
5,000,000	General Electric Credit Corp	5.375	3.732	01/28/05	3/15/2007	5,183,550.00
6,000,000	Pfizer Inc.	2.500	3.923	04/06/05	3/15/2007	5,836,680.00
3,500,000	BP Capital	2.625	3.885	04/26/05	3/15/2007	3,417,680.00

8

Quantity	Issuer	Cpn	Yld	Value	Maturity	Cost
5,000,000	Morgan Stanley Dean Witter	5.800	3.655	11/24/04	4/1/2007	5,269,350.00
5,000,000	Fannie Mae	2.820	3.155	04/28/04	4/19/2007	4,950,000.00
5,000,000	General Electric Credit Corp	5.000	3.776	01/18/05	6/15/2007	5,153,900.00
5,000,000	Wal Mart	4.375	3.376	11/16/04	7/12/2007	5,137,950.00
2,000,000	Wal Mart	4.375	3.639	01/21/05	7/12/2007	2,037,560.00
5,000,000	Fannie Mae	3.410	4.161	07/28/05	8/30/2007	4,921,650.00
3,000,000	Bank One NA	4.125	3.274	10/20/04	9/1/2007	3,076,020.00
5,000,000	Chevron Texaco	3.500	3.065	09/24/04	9/17/2007	5,066,600.00
5,000,000	CIT Group	5.750	4.082	01/28/05	9/25/2007	5,235,250.00
3,250,000	Federal Farm Credit Bank	3.280	3.952	04/20/05	9/27/2007	3,196,862.50
5,000,000	Freddie Mac	3.500	3.916	05/19/05	10/19/2007	4,949,500.00
5,000,000	US Treasury	3.000	3.056	11/15/04	11/15/2007	4,991,462.50
3,000,000	General Electric Credit Corp	4.250	4.138	05/25/05	1/15/2008	3,009,000.00
3,000,000	Lehman Brothers	4.000	3.883	01/24/05	1/22/2008	3,010,680.00
10,000,000	HBOS PLC	3.800	4.096	05/25/05	1/30/2008	9,920,200.00
3,000,000	Canadian Imp Bank Comm	3.800	4.470	08/08/05	2/1/2008	2,950,170.00
1,000,000	BANK OF NEW YORK	3.800	4.006	06/03/05	2/1/2008	994,450.00
5,000,000	US Treasury	3.375	3.459	02/15/05	2/15/2008	4,987,282.00
3,000,000	Federal Home Loan Bank	3.900	3.900	02/25/05	2/25/2008	3,000,000.00
7,000,000	Monumental Global Funding	3.850	4.144	06/15/05	3/3/2008	6,943,720.00
5,000,000	American Honda Finance	4.250	4.261	07/14/05	3/11/2008	4,998,500.00
4,100,000	Lehman Brothers	6.500	4.537	07/13/05	4/15/2008	4,338,251.00
10,000,000	ANZ National Bank	4.265	4.174	07/13/05	5/16/2008	10,026,400.00
5,000,000	Fannie Mae	4.500	4.500	07/21/05	7/21/2008	5,000,000.00
3,000,000	Federal Farm Credit Bank	4.600	4.600	08/25/05	8/25/2008	3,000,000.00

241,380,000						244,699,966

3. All Assets Held or To Be Held in the Following Custody or Subcustody Accounts, Safekeeping Accounts, Investment Management Accounts and/or other account with Intermediary:

Type of Account	Account Number	Entity/Location
Securities Account	36064111	J.P. Morgan Securities Inc.

9

EXHIBIT G
FORM OF CONTROL AGREEMENT
TRI-PARTY CONTROL AGREEMENT
(“Control Agreement”)
Date: March 31, 2006
Re: Pledge of Collateral described in attached Pledge Agreement (the “Pledge”)
     The undersigned (“Debtor”) has granted to JPMORGAN CHASE BANK, National Association, as Administrative Agent (“Secured Party”) a security interest in Collateral held in account number 36064111 (such account or any successor accounts, collectively, the “Securities Account”) to secure indebtedness owing to Secured Party in connection with that certain Loan Agreement dated as of March 31, 2006 by and among the Debtor, the Lenders party thereto and the Secured Party (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). J.P. MORGAN SECURITIES INC., or any affiliate including JPMORGAN CHASE BANK, National Association (Capital Markets Department) (“Securities Intermediary”) represents to Secured Party as follows: (a) The Collateral described in the Pledge is a complete and accurate statement of the Securities Account and all of the listed Collateral has been endorsed to Securities Intermediary or in blank. (b) The Securities Account and the rights of Debtor in the account are valid and legally binding obligations of the Securities Intermediary. (c) On the date of this Control Agreement, Securities Intermediary does not know of any claim to or interest in the Securities Account other than the interests of Debtor and Secured Party.
     Debtor irrevocably directs Securities Intermediary to make all notations in Security Intermediary’s records pertaining to the Securities Account that are necessary or appropriate to reflect the above Pledge, to move Collateral from the existing Securities Account to establish a new Securities Account, with a new account number, for the purpose of holding the Collateral, if need be, and to style the Securities Account to read:
          “JPMORGAN CHASE BANK, NATIONAL ASSOCIATION — Collateral Account for Network Appliance Global Ltd.”
or any abbreviations made by Securities Intermediary for operational purposes.
     Debtor irrevocably instructs Securities Intermediary to follow only instructions received from the Secured Party, furnished in writing, without further consent of Debtor concerning (1) the payment or reinvestment of dividends or distributions and (2) the redemption, transfer, sale or any other disposition or transaction concerning the Collateral or the income and principal proceeds, substitutions and reinvestment of Collateral. However, until further notice from Secured Party, (i) Debtor may receive all income, including dividends and interest (but not stock splits, stock dividends, cash equity distributions, liquidating distributions or other non cash principal disbursements) from either Securities Intermediary or Secured Party, and (ii) Debtor may originate trading instructions to the Securities Intermediary to make substitutions for and additions to the Collateral, all of which are Collateral to be held in the Securities Account subject to the Pledge in favor of Secured Party. Without the prior written consent of Secured Party, no withdrawal of Collateral from the Securities Account by Debtor will be permitted under any circumstances, except for prepayments required under the Loan Agreement and (if permitted by this Control Agreement and then only until further notice by Secured Party) distributions of income or substitution of new Collateral of equal or greater value. Any additional securities delivered to the Securities Account and noted on Security Intermediary’s records to reflect the Pledge will be subject to the Pledge without any further documentation. Any distribution privileges granted to Debtor may be revoked in writing solely by Secured Party if an Event of Default (as defined in the Loan Agreement) has occurred and is continuing.
     Debtor also irrevocably authorizes and directs Securities Intermediary to send all notices, statements and all other communications concerning the Collateral or the Securities Account, in addition to Debtor, to the following address or any other address Secured Party may specify in writing:
Attn: Alex McKindra
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
560 Mission Street
18th Floor
San Francisco, California 94105
Telecopy No. (415) 315-8483
     Secured Party may exercise its rights under the Pledge, this Control Agreement or other loan documents without any further consent of Debtor or any other person. Securities Intermediary is directed to follow all of Secured Party’s instructions without investigating the reason for any action taken by the Secured Party or the existence of any default. Secured Party’s signature alone will be sufficient authority for the exercise of any rights by Secured Party and a receipt from Secured Party alone will be a full release and discharge for Securities Intermediary. Except as otherwise permitted above with respect to distributions of income to Debtor, checks for all or any part of the Collateral will be payable only to the order of Secured Party if, when and in such amounts as may be requested by Secured Party.
     Neither Securities Intermediary nor any of its respective partners, trustees, officers, employees or affiliates will breach any duty to Debtor if it complies in good faith with the instructions contained in this Control Agreement or fails to comply with any contrary or inconsistent instructions that may subsequently be issued by the Debtor. The Debtor further holds harmless and indemnifies each of them against any claim, loss, cost or expense arising out of any actions or omissions taken by any person in reliance on or compliance with the instructions and authorizations contained in this Control Agreement except for any claim, loss, cost or expense arising from such person’s gross negligence or willful misconduct. The instructions contained in this Control Agreement may be revoked and the terms of this Control Agreement may be amended by Debtor only if Securities Intermediary receives (i) Secured Party’s written consent to the revocation or amendment, or (ii) Secured Party’s written notification that the Pledge has been terminated. The rights and powers granted to Secured Party in this Control Agreement are powers coupled with an interest and will neither be affected by the bankruptcy of Debtor nor by the lapse of time.
     Securities Intermediary agrees to hold the Collateral and the Securities Account (including any free credit balances) for and on behalf of the Secured Party and as bailee in possession for Secured Party. Securities Intermediary subordinates any liens, claims or rights it may have against the Securities Account or any Collateral carried in the Securities Account in favor of Secured Party except for its standard commission or fee and any unsettled trades. Securities Intermediary will not agree to comply with any third party orders or instructions concerning the Securities Account without the prior written consent of Secured Party.
     All items of income including dividends, interest and other income, gain, expense and loss recognized in the Securities Account must be reported by Securities Intermediary or Secured Party in the name and tax identification number of Debtor.
     This Control Agreement benefits the Secured Party and its successors and assigns and is binding on Debtor and Securities Intermediary and their respective successors and assigns. This Control Agreement is governed by, and construed in accordance with, the laws of the State of New York, which shall also be deemed to be Securities Intermediary’s jurisdiction. This Control Agreement is intended to be “an agreement” within the meaning of Section 8-110(e) of the New York Uniform Commercial Code.
[Signature Page Follows]

2

This written agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.
     There are no unwritten oral agreements between the parties.

DEBTOR:

NETWORK APPLIANCE GLOBAL LTD.

By:

Title:

SECURED PARTY: JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

By:

Title:

ACCEPTED AND AGREED TO BY SECURITIES INTERMEDIARY:

J.P. MORGAN SECURITIES INC., or any affiliate including JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (Capital Markets Department)

By:

Print Name:

Title:

3

EXHIBIT G
MARGIN REQUIREMENTS

	Remaining Maturity/ S&P/ Moody’s
Type of Security	Rating	Valuation Percentage	Ratio Level

JPMorgan Certificates of Deposit (Must be through JPMorgan)		100%	1.00x

US Treasury Treasuries	Less than 1 year	99%	1.01x
	More than 1 year less than 5 years	98%	1.02x
	More than 5 years less than 10 years	97%	1.03x
	Over 10 years	96%	1.04x

US Agency Securities	Less than 1 year	99%	1.01x
	More than 1 year less than 5 years	98%	1.02x
	More than 5 years less than 10 years	97%	1.03x
	Over 10 years less than 30 years	96%	1.04x

USD Commercial Paper	A1/P1 Less than or equal to 270 days	95%	1.05x

Money Market Funds (Must be through JPMorgan)	US Gov’t	95%	1.05x
	Treasury Plus	95%	1.05x
	Cash Management	90%	1.11x
	100% US Treasury	95%	1.05x
	Federal Money Market	95%	1.05x

Medium Term Notes, Corporate Bonds, Corporate	AAA	95%	1.05x

Debentures, Floating Rate Notes, and Auction	AA	93%	1.08x

Rate Securities	A (with Maturity less than 3 months)	90%	1.11x
	A (with Maturity more than 3 months)	80%	1.25x

Other (Bankers Acceptances, Eurodollar deposits, Time Deposits, Repurchase Agreements, Sovereign & Supranational Issuers)		0%	NM

EXHIBIT H
FORM OF COMPLIANCE CERTIFICATE

To:	The Lenders parties to the Loan Agreement Described Below
     This Compliance Certificate is furnished pursuant to that certain Loan Agreement dated as of March 31, 2006 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Network Appliance Global Ltd. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
     THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.	I am the duly elected ___of the Borrower;

2.	I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly financial statements add: and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3.	The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement; and

4.	Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with Section 6.10 of the Agreement and sets forth the computations necessary to determine the Applicable Rate, all of which data and computations are true, complete and correct.
     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, (i) the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

     The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___day of ___, ___.

NETWORK APPLIANCE GLOBAL LTD.

By:

Name:

Title:

2

SCHEDULE I
Compliance as of _________, ____ with
Provisions of ____ and ____ of
the Agreement
and Borrower’s Applicable Rate Calculation

3